UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2011

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California 94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2011, Depomed, Inc. (“Depomed”) entered into a new commercialization agreement (the “Commercialization Agreement”) with Santarus, Inc. (“Santarus”) granting Santarus exclusive rights to manufacture and commercialize Depomed’s Glumetza® (metformin hydrochloride extended release tablets) prescription products in the U.S., including its territories and possessions and Puerto Rico (collectively, the “Territory”).  The Commercialization Agreement replaces an existing promotion agreement between the parties dated July 21, 2008 (the “Promotion Agreement”), pursuant to which Santarus has promoted Glumetza in the U.S.  Glumetza is a once-daily, extended-release formulation of metformin that incorporates patented drug delivery technology and is indicated as an adjunct to diet and exercise to improve glycemic control in adult patients with type 2 diabetes.

Under the Commercialization Agreement, the parties will transition to Santarus responsibility for manufacturing, distribution, pharmacovigilance and regulatory affairs.  Santarus will continue to be responsible for advertising and promotional marketing activities for Glumetza in the U.S.  In connection with the Commercialization Agreement, the parties have eliminated the prior joint commercialization committee and Santarus has assumed sole decision-making authority on pricing, contracting and promotion for Glumetza.  It is anticipated that Santarus will begin distributing and recording product sales for Glumetza on September 1, 2011.

Santarus will be required to pay to Depomed royalties on net product sales in the Territory of 26.5% in 2011; 29.5% in 2012; 32.0% in 2013 and 2014; and 34.5% in 2015 and beyond prior to generic entry of a Glumetza product.  In the event of generic entry of a Glumetza product in the Territory, the parties will equally share proceeds based on a gross margin split.   Santarus has the exclusive right to commercialize authorized generic versions of the Glumetza products.  Santarus will pay no additional sales milestones to Depomed as was required under the prior Promotion Agreement.

Starting in 2012, Santarus will have reduced minimum marketing expenditures and sales force promotion obligations during the term of the agreement until such time as a generic to Glumetza enters the market.

In connection with its assumption of distribution and sales responsibility, Santarus will purchase Depomed’s existing inventory of Glumetza and bulk metformin hydrochloride at cost.  Depomed will be financially responsible for returns of Glumetza distributed by Depomed, up to the amount of the product returns reserve account for Glumetza product returns on the date immediately before Santarus begins distributing Glumetza.  Depomed will be financially responsible for Glumetza rebates and chargebacks up to the amount of its reserve account for those items.  Santarus will be responsible for all other Glumetza returns, rebates and chargebacks.

Pursuant to the terms of the Commercialization Agreement, Depomed has the option to co-promote Glumetza products to physicians other than those called on by Santarus, subject to certain limitations.  Depomed will be entitled to receive a royalty equal to 70% of net sales attributable to prescriptions generated by its called on physicians over a pre-established baseline.

During the term of the agreement, neither party is permitted to, directly or indirectly, develop, promote, market or sell in the Territory any single agent metformin products for human use, other than the Glumetza and authorized generic products covered by the Commercialization Agreement.  Santarus also has exclusive rights to use the Glumetza trademark in the Territory.

The Commercialization Agreement provides for a right of first negotiation in favor of Santarus in the event that Depomed desires to grant rights to a third party to develop or commercialize a pharmaceutical product containing Depomed’s proprietary drug delivery technology in combination with metformin and any other generic active pharmaceutical ingredient.  In addition, the parties agreed to equally share any net proceeds from any mutually agreed divestiture of the Glumetza products.

During the term, Depomed will continue to manage the ongoing patent infringement lawsuits against Sun Pharmaceutical Industries, Inc. (and Sun Pharma Global FZE and Sun Pharmaceutical Industries Ltd.) and Lupin Limited (and its subsidiary Lupin Pharmaceuticals Inc.) (the “Existing Infringement Cases”), subject to certain consent rights in favor of Santarus, including with regard to any proposed settlements.  Santarus will reimburse Depomed for 70% of its future out-of-pocket costs, and Depomed will reimburse Santarus for 30% of its future out-of-pocket costs, related to the Existing Infringement Cases.

The Commercialization Agreement includes provisions ensuring rights of reference to the Glumetza NDA and rights of data access in favor of Depomed and its licensees in compliance with Depomed’s existing and any similar future licenses of Depomed’s extended release metformin technology in combination with other active pharmaceutical ingredients.

The Commercialization Agreement will continue in effect for so long as Santarus commercializes branded Glumetza or authorized generic products, unless terminated sooner.  Subject to 60 days prior written notice to Santarus, Depomed may terminate the agreement if Santarus fails to meet its obligations with respect to minimum promotion and expenditure obligations and fails to cure such breach within a specified time period.  Either party may terminate the agreement if the other party fails to perform any material term of the agreement and fails to cure such breach, subject to prior written notice within a specified time period.  In addition, either party may terminate the agreement if a force majeure event prevents the other party from carrying out its material obligations under the agreement for a period of at least six months.  Finally, either party may terminate the agreement if the other party becomes insolvent, files or consents to the filing of a petition under any bankruptcy or insolvency law or has any such petition filed against it, and within a specified time period, such filing has not been dismissed.  Santarus has a voluntary right to terminate the agreement upon 120 days’ written notice.

The foregoing description of the terms of the Commercialization Agreement is qualified in its entirety by reference to the provisions of the Commercialization Agreement, which will be filed as an exhibit to Depomed’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2011.

Forward-Looking Statements

Depomed cautions you that statements included in this report that are not a description of historical facts are forward-looking statements.  The inclusion of forward-looking statements should not be regarded as a representation by Depomed that any of its plans will be achieved.  Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Depomed’s business, including, without limitation:  risks related to the commercialization arrangement with Santarus (including Santarus’ ability to increase market demand and sales of Glumetza products; competition from other products, unexpected adverse side effects or inadequate therapeutic efficacy of Glumetza products; the ability of Santarus to ensure continued supply of Glumetza products in the U.S. market; the scope and validity of patent protection for Glumetza products, including the outcome and duration of the Existing Infringement Cases; and the potential for termination of the commercialization arrangement); and other risks detailed in Depomed’s prior public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward-looking statements are qualified in their entirety by this cautionary statement and Depomed undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.  This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 1.02.  Termination of Material Definitive Agreement.

On August 22, 2011, the Promotion Agreement was terminated and superseded in its entirety by the Commercialization Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: August 22, 2011	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel